Exhibit 99

Accenture Reports Solid Third-Quarter Fiscal 2012 Results,
With Record Quarterly Revenues and EPS

— Revenues increase 6% in U.S. dollars and 9% in local currency, to $7.2 billion —

— EPS up 11%, to $1.03 —

— Operating income increases 12%, to $1.06 billion, with operating margin of 14.8% —

— New bookings are $7.3 billion, with consulting bookings of $4.05 billion and outsourcing bookings of $3.24 billion —

— Company continues to expect full-year revenue growth in range of
10% to 12% in local currency —

NEW YORK; June 28, 2012 — Accenture (NYSE: ACN) reported financial results in line with its guided range for the third quarter of fiscal 2012, ended May 31, 2012. Net revenues were $7.2 billion, an increase of 6 percent in U.S. dollars and 9 percent in local currency over the same period last year. Diluted earnings per share were $1.03, an increase of $0.10 over the same period last year, driven principally by higher revenue and operating results.

Operating income was $1.06 billion, an increase of 12 percent over the same period last year, and operating margin was 14.8 percent, compared with 14.1 percent for the same period last year.

New bookings for the quarter were $7.29 billion, with consulting bookings of $4.05 billion and outsourcing bookings of $3.24 billion.

Pierre Nanterme, Accenture’s chief executive officer, said, “We are pleased with our third-quarter performance.  Our revenue growth in local currency was broad-based across all five operating groups and all three geographic regions, with particularly strong growth in outsourcing revenues. Quarterly new bookings of $7.3 billion took us to $23 billion for the first three quarters of the year, positioning us very well to achieve our annual outlook. Our balance sheet remains very strong, with a cash balance of $5.6 billion.

“While we continue to monitor the global economic environment, our highly diversified portfolio of business continues to position us well to drive profitable growth and deliver value to our clients and shareholders.”

Financial Review

Revenues before reimbursements (“net revenues”) for the third quarter of fiscal 2012 were $7.2 billion, compared with $6.7 billion for the third quarter of fiscal 2011, an increase of 6 percent in U.S. dollars and 9 percent in local currency.

▪	Consulting net revenues for the quarter were $4.0 billion, consistent in U.S. dollars and an increase of 3 percent in local currency compared with the third quarter of fiscal 2011.

▪	Outsourcing net revenues were $3.2 billion, an increase of 16 percent in U.S. dollars and 19 percent in local currency over the third quarter of fiscal 2011.

Diluted EPS for the quarter were $1.03, compared with $0.93 for the third quarter last year, an increase of $0.10, or 11 percent. The $0.10 increase in EPS reflects:

▪	$0.10 from higher revenue and operating results; and

▪	$0.02 from a lower share count;

partially offset by:

▪	$0.02 from a higher effective tax rate.

Gross margin (gross profit as a percentage of net revenues) for the quarter was 33.1 percent, compared with 34.4 percent for the third quarter last year. Selling, general and administrative (SG&A) expenses for the third quarter were $1.31 billion, or 18.3 percent of net revenues, compared with $1.36 billion, or 20.2 percent of net revenues, for the third quarter last year. SG&A costs in the third quarter last year included a $75 million provision, with an impact of 110 basis points, for litigation matters.

Operating income for the quarter was $1.06 billion, or 14.8 percent of net revenues, compared with $949 million, or 14.1 percent of net revenues, for the third quarter of fiscal 2011, an expansion of 70 basis points.

The company’s effective tax rate for the quarter was 28.5 percent, compared with 27.0 percent for the third quarter last year. The higher rate in the third quarter this year was primarily due to a net increase in reserves and a change in the geographic mix of income.

Net income for the quarter was $763 million, compared with $699 million for the third quarter last year, an increase of 9 percent.

Operating cash flow for the quarter was $1.22 billion, and property and equipment additions were $90 million. Free cash flow, defined as operating cash flow net of property and equipment additions, was $1.13 billion. For the same period last year, operating cash flow was $1.35 billion; property and equipment additions were $113 million; and free cash flow was $1.24 billion.

Days services outstanding, or DSOs, were 30 days, compared with 30 days at Aug. 31, 2011 and 32 days at May 31, 2011.

Accenture’s total cash balance at May 31, 2012 was $5.6 billion, compared with $5.7 billion at Aug. 31, 2011.

Utilization for the quarter was 87 percent, compared with 87 percent for the second quarter of fiscal 2012 and 85 percent for the third quarter of fiscal 2011. Attrition for the third quarter of fiscal 2012 was 13 percent, compared with 12 percent for the second quarter of fiscal 2012 and 15 percent for the third quarter of fiscal 2011.

New Bookings

New bookings for the third quarter were $7.29 billion and reflect a negative 4 percent foreign-currency impact compared with new bookings in the third quarter last year.

▪	Consulting new bookings were $4.05 billion, or 56 percent of total new bookings.

▪	Outsourcing new bookings were $3.24 billion, or 44 percent of total new bookings.

Net Revenues by Operating Group

Net revenues by operating group were as follows:

▪	Communications, Media & Technology: $1.5 billion, compared with $1.4 billion for the third quarter of fiscal 2011, an increase of 4 percent in U.S. dollars and 8 percent in local currency.

▪	Financial Services: $1.5 billion, compared with $1.4 billion for the third quarter of fiscal 2011, an increase of 4 percent in U.S. dollars and 8 percent in local currency.

▪	Health & Public Service: $1.1 billion, compared with $971 million for the third quarter of fiscal 2011, an increase of 12 percent in U.S. dollars and 13 percent in local currency.

▪	Products: $1.7 billion, compared with $1.6 billion for the third quarter of fiscal 2011, an increase of 8 percent in U.S. dollars and 11 percent in local currency.

▪	Resources: $1.4 billion, compared with $1.3 billion for the third quarter of fiscal 2011, an increase of 5 percent in U.S. dollars and 8 percent in local currency.

Net Revenues by Geographic Region

Net revenues by geographic region were as follows:

▪	Americas: $3.2 billion, compared with $2.9 billion for the third quarter of fiscal 2011, an increase of 10 percent in U.S. dollars and 12 percent in local currency.

▪
Europe, Middle East and Africa (EMEA): $2.9 billion, compared with $2.9 billion for the third quarter of fiscal 2011, a decrease of 1 percent in U.S. dollars and an increase of 4 percent in local currency.

▪	Asia Pacific: $1.0 billion, compared with $865 million for the third quarter of fiscal 2011, an increase of 18 percent in both U.S. dollars and local currency.

Returning Cash to Shareholders

Accenture continues to return cash to shareholders through cash dividends and share repurchases.

Dividend

On May 15, 2012, a semi-annual cash dividend of 67.5 cents per share was paid on Accenture plc Class A ordinary shares to shareholders of record at the close of business on April 13, 2012, and on Accenture SCA Class I common shares to shareholders of record at the close of business on April 10, 2012.

Combined with the semi-annual cash dividend of 67.5 cents per share paid on Nov. 15, 2011, this brings the total dividend payments for the fiscal year to $1.35 per share, for total cash dividend payments of $951 million.

Share Repurchase Activity

During the third quarter of fiscal 2012, Accenture repurchased or redeemed 10.7 million shares, including 9.8 million shares repurchased in the open market, for a total of $653 million. This brings Accenture’s total share repurchases and redemptions for the first three quarters of fiscal 2012 to 24.7 million shares, including 19.7 million shares repurchased in the open market, for a total of approximately $1.4 billion.

Accenture’s total remaining share repurchase authority at May 31, 2012 was approximately $4.8 billion.

At May 31, 2012, Accenture had approximately 697 million total shares outstanding, including 639 million Accenture plc Class A ordinary shares and 58 million Accenture SCA Class I common shares and Accenture Canada Holdings Inc. exchangeable shares.

Business Outlook

Fourth Quarter Fiscal 2012

Accenture expects net revenues for the fourth quarter of fiscal 2012 to be in the range of $6.60 billion to $6.85 billion. This range assumes a foreign-exchange impact of negative 7 percent compared with the fourth quarter of fiscal 2011.

Full Fiscal Year 2012

Accenture’s business outlook for the full 2012 fiscal year now assumes a foreign-exchange impact of negative 2 percent compared with fiscal 2011; its previous outlook for full-year foreign-exchange impact was negative 1 percent.

For fiscal 2012, the company continues to expect revenue growth to be in the range of 10 percent to 12 percent in local currency.

The company has updated and narrowed its range for diluted EPS for fiscal 2012 to $3.80 to $3.84 from its previously guided range of $3.82 to $3.90. The update is primarily due to the company’s revised foreign-exchange assumption, which reduced the range by approximately $0.04.

Accenture continues to expect operating margin for the full fiscal year to be in the range of 13.7 percent to 13.9 percent, an expansion of 10 to 30 basis points.

The company now expects operating cash flow to be $3.55 billion to $3.85 billion and property and equipment additions to be $350 million and continues to expect free cash flow to be in the range of $3.2 billion to $3.5 billion. The company continues to expect its annual effective tax rate to be in the range of 27 percent to 28 percent.

Accenture expects new bookings for the full fiscal year to be toward the upper end of its previously guided range of $28 billion to $31 billion.

Conference Call and Webcast Details

Accenture will host a conference call at 4:30 p.m. EDT today to discuss its third-quarter fiscal 2012 financial results. To participate, please dial +1 (888) 276-0010 [+1 (612) 332-0720 outside the United States, Puerto Rico and Canada] approximately 15 minutes before the scheduled start of the call. The conference call will also be accessible live on the Investor Relations section of the Accenture Web site at www.accenture.com.

A replay of the conference call will be available online at www.accenture.com beginning at 7:00 p.m. EDT today, Thursday, June 28, and continuing until Wednesday, Sept. 26, 2012. A podcast of the conference call will be available online at www.accenture.com beginning approximately 24 hours after the call and continuing until Wednesday, Sept. 26. The replay will also be available via telephone by dialing +1 (800) 475-6701 [+1 (320) 365-3844 outside the United States, Puerto Rico and Canada] and entering access code 248732 from 7:00 p.m. EDT today, Thursday, June 28, through Wednesday, Sept. 26.

About Accenture

Accenture is a global management consulting, technology services and outsourcing company, with more than 249,000 people serving clients in more than 120 countries. Combining unparalleled experience, comprehensive capabilities across all industries and business functions, and extensive research on the world’s most successful companies, Accenture collaborates with clients to help them become high-performance businesses and governments.  The company generated net revenues of US$25.5 billion for the fiscal year ended Aug. 31, 2011. Its home page is www.accenture.com.

Non-GAAP Financial Information

This news release includes certain non-GAAP financial information as defined by Securities and Exchange Commission Regulation G. Pursuant to the requirements of this regulation, reconciliations of this non-GAAP financial information to Accenture’s financial statements as prepared under generally accepted accounting principles (GAAP) are included in this press release. Financial results “in local currency” are calculated by restating current-period activity into U.S. dollars using the comparable prior-year period’s foreign-currency exchange rates. Accenture’s management believes providing investors with this information gives additional insights into Accenture’s results of operations.  While Accenture’s management believes that the non-GAAP financial measures herein are useful in evaluating Accenture’s operations, this information should be considered as supplemental in nature and not as a substitute for the related financial information prepared in accordance with GAAP.

Forward-Looking Statements

Except for the historical information and discussions contained herein, statements in this news release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements involve a number of risks, uncertainties and other factors that could cause actual results to differ materially from those expressed or implied. These include, without limitation, risks that: the company’s results of operations could be adversely affected by volatile, negative or uncertain economic conditions and the effects of these conditions on the company’s clients’ businesses and levels of business activity; the company’s business depends on generating and maintaining ongoing, profitable client demand for the company’s services and solutions, and a significant reduction in such demand could materially affect the company’s results of operations; if the company is unable to keep its supply of skills and resources in balance with client demand around the world and attract and retain professionals with strong leadership skills, the company’s business, the utilization rate of the company’s professionals and the company’s results of operations may be materially adversely affected; the consulting and outsourcing markets are highly competitive, and the company might not be able to compete effectively; the company’s results of operations (including its net revenues and operating income) and the value of balance-sheet items originally denominated in other currencies could be materially adversely affected by unfavorable fluctuations in foreign currency exchange rates or changes to existing currencies; the company could have liability or the company’s reputation could be damaged if the company fails to protect client and company data or information systems as obligated by law or contract or if the company’s information systems are breached; the company’s Global Delivery Network is increasingly concentrated in India and the Philippines, which may expose it to operational risks; as a result of the company’s geographically diverse operations and its growth strategy to continue geographic expansion, the company is more susceptible to certain risks; the company’s results of operations could materially suffer if the company is not able to obtain sufficient pricing to enable it to meet its profitability expectations; if the company’s pricing estimates do not accurately anticipate the cost, risk and complexity of the company performing its work or third parties upon which it relies do not meet their commitments, then the company’s contracts could have delivery inefficiencies and be unprofitable; the company’s work with government clients exposes the company to additional risks inherent in the government contracting environment, including risks related to governmental budget and debt constraints; the company’s business could be materially adversely affected if it incurs legal liability in connection with providing its services and solutions; the company’s results of operations and ability to grow could be materially negatively affected if the company cannot adapt and expand its services and solutions in response to ongoing changes in technology and offerings by new entrants; outsourcing services subject the company to different operational risks than its consulting and systems integration services; the company’s services or solutions could infringe upon the intellectual property rights of others or the company might lose its ability to utilize the intellectual property of others; the company has only a limited ability to protect its intellectual property rights, which are important to the company’s success; the company’s ability to attract and retain business and employees may depend on its reputation in the marketplace; the company’s alliance relationships may not be successful or may change, which could adversely affect the company’s results of operations; the company may not be successful at identifying, acquiring or integrating other businesses; the company’s profitability could suffer if its cost-management strategies are unsuccessful, and the company may not be able to improve its profitability through improvements to cost-management to the degree it has done in the past; many of the company’s contracts include performance payments that link some of its fees to the attainment of performance or business targets and/or require the company to meet specific service levels, which could increase the variability of the company’s revenues and impact its margins; changes in the company’s level of taxes, and audits, investigations and tax proceedings, or changes in the company’s treatment as an Irish company, could have a material adverse effect on the company’s results of operations and financial condition; if the company is unable to manage the organizational challenges associated with its size, the company might be unable to achieve its business objectives; if the company is unable to collect its receivables or unbilled services, the company’s results of operations, financial condition and cash flows could be adversely affected; the company’s share price and results of operations could fluctuate and be difficult to predict; the company’s results of operations and share price could be adversely affected if it is unable to maintain effective internal controls; the company may be subject to criticism and negative publicity related to its incorporation in Ireland; as well as the risks, uncertainties and other factors discussed under the “Risk Factors” heading in Accenture plc’s most recent annual report on Form 10-K and other documents filed with or furnished to the Securities and Exchange Commission. Statements in this news release speak only as of the date they were made, and Accenture undertakes no duty to update any forward-looking statements made in this news release or to conform such statements to actual results or changes in Accenture’s expectations.

###

Contact:

Roxanne Taylor
Accenture
+1 (917) 452-5106
roxanne.taylor@accenture.com

ACCENTURE PLC
CONSOLIDATED INCOME STATEMENTS
(In thousands of U.S. dollars, except share and per share amounts)
(Unaudited)

	Three Months Ended May 31,				Nine Months Ended May 31,
	2012	% of Net Revenues	2011	% of Net Revenues	2012	% of Net Revenues	2011	% of Net Revenues
REVENUES:
Revenues before reimbursements (“Net revenues”)	$7,154,690	100%	$6,720,115	100%	$21,026,437	100%	$18,819,386	100%
Reimbursements	486,100		484,240		1,463,289		1,359,455
Revenues	7,640,790		7,204,355		22,489,726		20,178,841
OPERATING EXPENSES:
Cost of services:
Cost of services before reimbursable expenses	4,783,785	66.9%	4,410,487	65.6%	14,287,626	68.0%	12,648,054	67.2%
Reimbursable expenses	486,100		484,240		1,463,289		1,359,455
Cost of services	5,269,885		4,894,727		15,750,915		14,007,509
Sales and marketing	854,476	11.9%	832,374	12.4%	2,464,291	11.7%	2,273,624	12.1%
General and administrative costs	455,233	6.4%	527,442	7.8%	1,342,064	6.4%	1,348,667	7.2%
Reorganization costs, net	435		396		1,258		1,113
Total operating expenses	6,580,029		6,254,939		19,558,528		17,630,913
OPERATING INCOME	1,060,761	14.8%	949,416	14.1%	2,931,198	13.9%	2,547,928	13.5%
Gain (loss) on investments, net	39		(22)		31		(941)
Interest income	11,304		9,861		31,062		29,147
Interest expense	(3,497)		(2,827)		(11,875)		(11,070)
Other (expense) income, net	(2,154)		1,421		7,604		11,560
INCOME BEFORE INCOME TAXES	1,066,453	14.9%	957,849	14.3%	2,958,020	14.1%	2,576,624	13.7%
Provision for income taxes	303,622		258,780		769,242		706,249
NET INCOME	762,831	10.7%	699,069	10.4%	2,188,778	10.4%	1,870,375	9.9%
Net income attributable to noncontrolling interests in Accenture SCA and Accenture Canada Holdings Inc.	(63,203)		(64,012)		(185,747)		(183,276)
Net income attributable to noncontrolling interests – other (1)	(10,409)		(7,044)		(27,803)		(21,355)
NET INCOME ATTRIBUTABLE TO ACCENTURE PLC	$689,219	9.6%	$628,013	9.3%	$1,975,228	9.4%	$1,665,744	8.9%
CALCULATION OF EARNINGS PER SHARE:
Net income attributable to Accenture plc	$689,219		$628,013		$1,975,228		$1,665,744
Net income attributable to noncontrolling interests in Accenture SCA and Accenture Canada Holdings Inc. (2)	63,203		64,012		185,747		183,276
Net income for diluted earnings per share calculation	$752,422		$692,025		$2,160,975		$1,849,020
EARNINGS PER SHARE:
-Basic	$1.07		$0.96		$3.06		$2.58
-Diluted (3)	$1.03		$0.93		$2.96		$2.48
WEIGHTED AVERAGE SHARES:
-Basic	645,761,617		651,339,239		645,507,900		645,032,214
-Diluted (3)	728,876,260		746,204,855		729,183,064		744,224,581
Cash dividends per share	$0.675		$0.45		$1.35		$0.90

_______________

(1)	Comprised primarily of noncontrolling interest attributable to the noncontrolling shareholders of Avanade, Inc.

(2)
Diluted earnings per share assumes the redemption of all Accenture SCA Class I common shares owned by holders of noncontrolling interests and the exchange of all Accenture Canada Holdings Inc. exchangeable shares for Accenture plc Class A ordinary shares on a one-for-one basis.

(3)
Diluted weighted average Accenture plc Class A ordinary shares and earnings per share amounts in fiscal 2011 have been restated to reflect additional restricted share units issued to holders of restricted share units in connection with the payment of cash dividends.

ACCENTURE PLC
SUMMARY OF REVENUES
(In thousands of U.S. dollars)
(Unaudited)

	Three Months Ended May 31,		Percent Increase (Decrease) U.S. dollars	Percent Increase Local Currency
	2012	2011
OPERATING GROUPS
Communications, Media & Technology (1)	$1,505,403	$1,443,188	4%	8%
Financial Services	1,502,473	1,441,626	4	8
Health & Public Service	1,088,353	971,277	12	13
Products	1,701,823	1,575,184	8	11
Resources	1,351,838	1,284,116	5	8
Other	4,800	4,724	n/m	n/m
TOTAL Net Revenues	7,154,690	6,720,115	6%	9%
Reimbursements	486,100	484,240	—
TOTAL REVENUES	$7,640,790	$7,204,355	6%
GEOGRAPHY
Americas	$3,226,617	$2,920,837	10%	12%
EMEA	2,906,584	2,934,593	(1)	4
Asia Pacific	1,021,489	864,685	18	18
TOTAL Net Revenues	$7,154,690	$6,720,115	6%	9%
TYPE OF WORK
Consulting	$3,965,466	$3,965,751	—%	3%
Outsourcing	3,189,224	2,754,364	16	19
TOTAL Net Revenues	$7,154,690	$6,720,115	6%	9%

	Nine Months Ended May 31,		Percent Increase U.S. dollars	Percent Increase Local Currency
	2012	2011
OPERATING GROUPS
Communications, Media & Technology (1)	$4,521,967	$4,002,113	13%	13%
Financial Services	4,362,931	4,008,364	9	9
Health & Public Service	3,198,534	2,867,489	12	11
Products	4,955,972	4,344,871	14	14
Resources	3,971,914	3,583,449	11	11
Other	15,119	13,100	n/m	n/m
TOTAL Net Revenues	21,026,437	18,819,386	12%	12%
Reimbursements	1,463,289	1,359,455	8
TOTAL REVENUES	$22,489,726	$20,178,841	11%
GEOGRAPHY
Americas	$9,329,475	$8,229,667	13%	14%
EMEA	8,713,247	8,163,891	7	8
Asia Pacific	2,983,715	2,425,828	23	19
TOTAL Net Revenues	$21,026,437	$18,819,386	12%	12%
TYPE OF WORK
Consulting	$11,824,076	$11,043,181	7%	7%
Outsourcing	9,202,361	7,776,205	18	19
TOTAL Net Revenues	$21,026,437	$18,819,386	12%	12%
_______________
n/m = not meaningful

(1)
On September 1, 2011, the Company renamed the Communications & High Tech operating group to Communications, Media & Technology. No amounts have been reclassified in any period in connection with this name change.

ACCENTURE PLC
OPERATING INCOME BY OPERATING GROUP (OG)
(In thousands of U.S. dollars)
(Unaudited)

	Three Months Ended May 31,
	2012		2011
OPERATING GROUPS	Operating Income	Operating Margin	Operating Income	Operating Margin	Increase (Decrease)
Communications, Media & Technology (1)	$232,548	15%	$195,631	14%	$36,917
Financial Services	216,451	14	262,180	18	(45,729)
Health & Public Service	115,666	11	70,363	7	45,303
Products	241,558	14	190,501	12	51,057
Resources	254,538	19	230,741	18	23,797
Total	$1,060,761	14.8%	$949,416	14.1%	$111,345

	Nine Months Ended May 31,
	2012		2011
OPERATING GROUPS	Operating Income	Operating Margin	Operating Income	Operating Margin	Increase (Decrease)
Communications, Media & Technology (1)	$664,481	15%	$539,317	13%	$125,164
Financial Services	574,020	13	710,975	18	(136,955)
Health & Public Service	328,093	10	217,715	8	110,378
Products	644,590	13	473,547	11	171,043
Resources	720,014	18	606,374	17	113,640
Total	$2,931,198	13.9%	$2,547,928	13.5%	$383,270
_______________

(1)
On September 1, 2011, the Company renamed the Communications & High Tech operating group to Communications, Media & Technology. No amounts have been reclassified in any period in connection with this name change.

ACCENTURE PLC
CONSOLIDATED BALANCE SHEETS
(In thousands of U.S. dollars)

	May 31, 2012	August 31, 2011
	(Unaudited)
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$5,628,659	$5,701,078
Short-term investments	2,238	4,929
Receivables from clients, net	3,222,310	3,236,059
Unbilled services, net	1,457,127	1,385,733
Other current assets	1,147,692	1,143,384
Total current assets	11,458,026	11,471,183
NON-CURRENT ASSETS:
Unbilled services, net	11,183	49,192
Investments	28,706	40,365
Property and equipment, net	752,495	785,231
Other non-current assets	3,285,505	3,385,539
Total non-current assets	4,077,889	4,260,327
TOTAL ASSETS	$15,535,915	$15,731,510
LIABILITIES AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES:
Current portion of long-term debt and bank borrowings	$5,381	$4,419
Accounts payable	808,674	949,250
Deferred revenues	2,156,711	2,219,270
Accrued payroll and related benefits	3,088,642	3,259,252
Other accrued liabilities	1,533,659	1,474,398
Total current liabilities	7,593,067	7,906,589
NON-CURRENT LIABILITIES:
Long-term debt	49	—
Other non-current liabilities	3,354,706	3,474,049
Total non-current liabilities	3,354,755	3,474,049
TOTAL ACCENTURE PLC SHAREHOLDERS’ EQUITY	4,106,004	3,878,951
NONCONTROLLING INTERESTS	482,089	471,921
TOTAL SHAREHOLDERS’ EQUITY	4,588,093	4,350,872
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$15,535,915	$15,731,510

ACCENTURE PLC
CONSOLIDATED CASH FLOWS STATEMENTS
(In thousands of U.S. dollars)
(Unaudited)

	Three Months Ended May 31,		Nine Months Ended May 31,
	2012	2011	2012	2011
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$762,831	$699,069	$2,188,778	$1,870,375
Depreciation, amortization and asset impairments	135,001	130,773	414,636	371,916
Share-based compensation expense	150,872	125,530	412,389	343,718
Change in assets and liabilities/other, net	166,886	397,588	(467,142)	(525,546)
Net cash provided by operating activities	1,215,590	1,352,960	2,548,661	2,060,463
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(90,462)	(112,681)	(256,716)	(266,739)
Purchases of businesses and investments, net of cash acquired	(10,808)	(400)	(173,684)	(118,662)
Other investing, net	5,702	1,249	7,630	3,144
Net cash used in investing activities	(95,568)	(111,832)	(422,770)	(382,257)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuance of ordinary shares	168,786	186,328	397,665	468,363
Purchases of shares	(653,021)	(643,861)	(1,403,100)	(1,441,073)
Cash dividends paid	(475,961)	(322,992)	(950,857)	(643,642)
Other financing, net	10,224	24,055	40,421	109,383
Net cash used in financing activities	(949,972)	(756,470)	(1,915,871)	(1,506,969)
Effect of exchange rate changes on cash and cash equivalents	(110,137)	94,482	(282,439)	247,155
NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	59,913	579,140	(72,419)	418,392
CASH AND CASH EQUIVALENTS, beginning of period	5,568,746	4,677,544	5,701,078	4,838,292
CASH AND CASH EQUIVALENTS, end of period	$5,628,659	$5,256,684	$5,628,659	$5,256,684